UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

General Catalyst Global Resilience Merger Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1910149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 University Rd., 4th Floor Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
GRAIL securities, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the GRAIL securities	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the GRAIL securities, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-295030

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are GRAIL securities, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares of General Catalyst Global Resilience Merger Corp. (the “Registrant”). The description of the GRAIL securities, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-295030), originally filed with the U.S. Securities and Exchange Commission on April 13, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2026	General Catalyst Global Resilience Merger Corp.

	By:	/s/ Christopher Kauffman
	Name:	Christopher Kauffman
	Title:	Chief Financial Officer

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